EXHIBIT 21

               SUBSIDIARIES OF FIRST COMMUNITY BANCSHARES, INC.


                Name                           Place of Incorporation
                ----                           ----------------------

    First Community Bank & Trust               Indiana chartered bank

    First Community Real Estate                       Indiana
         Management, Inc.